Exhibit 99.1

NEWS RELEASE

1801 E. St. Andrew Place, Santa Ana, CA 92705 (714) 466-1100 Fax (714) 466-5800	FOR IMMEDIATE RELEASE

Filtronic Contacts: Professor David Rhodes, Chairman

+44 (0) 1274 530622

Charles Hindson, Group Finance Director

+44 (0) 1274 231150

Peter Binns, Parkgreen Communications

+44 (0) 20 7786 9600

Powerwave Contact: Kevin Michaels

(714) 466-1608

Filtronic plc and Powerwave Technologies announce negotiations for sale of businesses within the Wireless Infrastructure division of

Filtronic plc

SANTA ANA, Calif. & LONDON, ENGLAND, May 5, 2006 – Filtronic plc (“Filtronic”) (LONDON:FTC), a leading global designer and manufacturer of customized microwave electronic subsystems for the wireless telecommunications and defense industries, and Powerwave Technologies, Inc. (NASDAQ:PWAV), a global supplier of end-to-end wireless solutions for wireless networks, today announced that the company’s have entered into a period of exclusive negotiations for the disposal of Filtronic’s filter-based transmit receive module and power amplifier businesses of its Wireless Infrastructure Division. For the avoidance of doubt, there can be no certainty that these negotiations will result in any transaction being completed. We will have no further comment until an agreement is reached or the discussions are terminated.

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